Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 006, LLC", FILED IN THIS OFFICE ON THE SEVENTH DAY OF OCTOBER, A.D. 2019, AT 12:05 O`CLOCK P.M.

SECRETARY'S OFFICE 1793 DELAWARE 1847

Jeffrey W. Bullock, Secretary of State

7645366 8100
SR# 20197411756

Authentication: 203738351
Date: 10-07-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:05 PM 10/07/2019
FILED 12:05 PM 10/07/2019
SR 20197411756 - File Number 7645366

STATE OF DELAWARE

CERTIFICATE OF FORMATION
OF
MASTERWORKS 006, LLC

This Certificate of Formation of Masterworks 006, LLC (the "Company") dated as of October 7, 2019, is being duly executed and filed by the undersigned authorized person to form a limited liability company under the Delaware Limited Liability Company Act, (6 Del. C. § 18-101 et seq. (the "Act").

FIRST: The name of the limited liability company formed hereby is Masterworks 006, LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware, required to be maintained by Section 18-104 of the Act, are Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By: ______________________
Jared Poplin
Authorized Person